Exhibit 5.1

Mecox Lane Limited

22nd Floor, Gems Tower, Building 20, No. 487, Tianlin Road

Shanghai 200233

People’s Republic of China

6 July 2011

Dear Sirs

Mecox Lane Limited

We have examined the Registration Statement on Form S-8 to be filed by Mecox Lane Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of 101,968,701 ordinary shares of the Company (the “Shares”) for issuance pursuant to the following Plans (the “Plans”):

2006 Stock Option Plan

2008 Stock Option Plan

2011 Share Incentive Plan

As Cayman Islands counsel to the Company, we have examined the corporate authorizations of the Company in connection with the Plans and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plans and the resolutions authorizing their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorized, and when issued, sold and paid for in the manner described in the Plans and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plans) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder

Maples and Calder